Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-198833, 333-182787, and 333-129840) of our report dated September 5, 2017 on the consolidated balance sheet of Patriot Gold Corp as of May 31, 2017, and the related income statement, statement of changes in stockholders’ equity, and statement of cash flows for the year then ended.

Fruci & Associates II, PLLC

Spokane, Washington

September 5, 2017